BDO                BDO Dunwoody LLP                   230, 19916 64th Avenue
                   Chartered Accountants              Langley BC Canada  V2Y 1A2
                   and Consultants                    Telephone: (604) 534-8691
                                                      Telefax: (604) 534-8900
                                                      www.bdo.ca


January 23,  2002



MEGAPRO TOOLS INC.
Suite 5, 5492 Production Boulevard
Surrey BC  V3S 8P5

Attention:  Mr. Neil Morgan, President

Dear Sirs:

Re:     MEGAPRO TOOLS INC.
        Registration Statement on Form S-8

        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated March 30, 2001 on the financial statements of Megapro Tools Inc. ("the Company") for the periods ending December 31, 2000 and 1999 in the Company's Form S-8 registration statement to be filed with the United States Securities and Exchange Commission.

Very truly yours,

BDO DUNWOODY, LLP

/s/ K.C. Baker

Kenneth C. Baker, CA
Partner






     BDO Dunwood LLP is a Limited Liability Partnership registered in Ontario